UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

As previously disclosed in a Form 10-Q for the quarterly period ended on March 31, 2019 filed with the Securities and Exchange Commission on May 15, 2019, and in a current report on Form 8-K filed on June 20, 2019, Relmada Therapeutics, Inc. (the “Company”) entered into Securities Purchase Agreements with various accredited investors pursuant to which the Company sold common stock and warrants for gross proceeds of approximately $11.4 million. Subsequently, on June 28, 2019 the Company sold an additional 286,756 shares of common stock and 143,377 warrants for gross proceeds of approximately $0.4 million.

Attached hereto as Exhibit 99.1 is a proforma balance sheet as of March 31, 2019 giving effect to the closings and receipt by the Company of the net proceeds of the offerings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Proforma balance sheet as of March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2019	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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